Exhibit 99.1
COMPELLENT REPORTS RECORD QUARTERLY REVENUE
Surpasses 2,000 End Users as Enterprises Adopt Fluid Data™ Solutions
EDEN PRAIRIE, Minn., July 28, 2010 — Compellent Technologies, Inc. (NYSE: CML) today announced record revenue of $36.5 million for the second quarter ended June 30, 2010. This represents a 27 percent increase from the same quarter in 2009.
Highlights for Q2 2010 include:
•	Revenue of $36.5 million represents a 15 percent sequential increase over the first quarter of 2010.

•	GAAP net loss was $172,000, or $0.01 loss per share. Non-GAAP net income, which excludes stock-based compensation expense, was $1.5 million, or $0.04 income per share.

•	Total installed base grew to 2,124 end-user customers, an increase of 182 new end-users from the previous quarter.

•	Deferred revenue was $46.5 million, an increase of $8.3 million from December 31, 2009.

•	Cash and investments totaled $132.0 million, compared to $123.8 million at December 31, 2009.
“I’m very pleased with this growth quarter and our positive trajectory. These results reflect our technology leadership, business model advantages, world class support and strong execution,” said Phil Soran, president and CEO of Compellent. “In the last three months, 182 organizations chose Compellent over larger competitors’ systems because they recognized the value of an efficient storage platform with the future built in. Our vision of storage as the intelligent, easily-managed core of a virtualized data center continues to gain traction as enterprises adopt our Fluid Data architecture.”
Additional Q2 highlights include:
•	Gross margin was 53.6 percent in the second quarter of 2010 compared with 53.7 percent in the second quarter of 2009.

•	Revenue totaled $68.3 million for the six months ended June 30, 2010, which is an $11.5 million, or 20 percent increase, compared to $56.8 million in the same period last year.

•	GAAP net loss was $1.0 million, or $0.03 loss per share for the six months ended June 30, 2010. Non-GAAP net income, which excludes stock-based compensation, was $2.0 million, or $0.06 income per share.

•	Product revenue from new end-users totaled 44 percent on a year-to-date basis compared with 56 percent from existing end-users.
“Whether integrating file and block storage or implementing services from corporate IT or cloud providers, enterprises need solutions that manage storage more efficiently,”

continued Mr. Soran. “Our proven tiered storage technology and automated, granular management of data, which we call Fluid Data, will continue to be catalysts for Compellent’s growth worldwide.”
Conference Call
The company has scheduled a conference call to discuss its second quarter results and current business developments today, July 28, at 4:30 p.m. ET. To access the call, dial 877-941-1467 domestically or 480-629-9677 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at 800-406-7325 for U.S. callers or 303-590-3030 for those calling outside the U.S. The password required to access the replay is 4328738#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its third quarter 2010 financial results.
Non-GAAP Measures
To supplement the company’s condensed consolidated statements of operations presented in accordance with GAAP, the company uses non-GAAP measures for operating income (loss) and net income (loss). In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measures at the end of this press release. This reconciliation adjusts the related GAAP financial measures to exclude stock-based compensation expense. The company believes the presentation of these non-GAAP financial measures enhance the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent Technologies (NYSE: CML) provides Fluid Data storage solutions that automate the movement and management of data at a granular level, enabling organizations to constantly adapt to change, slash costs and secure information against downtime and disaster. This patented, built-in storage intelligence delivers significant efficiency, scalability and flexibility. With an all-channel sales network in 35 countries, Compellent is one of the fastest growing enterprise storage companies in the world. For more information and news, visit www.compellent.com and www.compellent.com/news.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the demand for the company’s storage solution from midsized and larger enterprises, the growing base of end users, the anticipated expansion of the company’s addressable market, the company’s growth prospects, the advantages of the company’s business model and adequacy of the company’s financial resources are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including unfavorable economic and market conditions, lessening demand in the information technology market, slower than expected growth of the small-to-medium-to-large sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law. Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact:
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Revenues
Product	$24,842	$20,288	$45,457	$41,577
Support and services	11,652	8,428	22,864	15,212

Total revenues	36,494	28,716	68,321	56,789

Cost of revenues
Product	13,036	10,306	23,617	21,132
Support and services	3,886	2,983	7,677	5,407

Total cost of revenues	16,922	13,289	31,294	26,539

Gross profit	19,572	15,427	37,027	30,250

Operating expenses
Sales and marketing	13,216	10,846	25,366	20,666
Research and development	4,542	3,074	8,837	5,884
General and administrative	2,139	1,550	4,222	2,950

Total operating expenses	19,897	15,470	38,425	29,500

Operating income (loss)	(325)	(43)	(1,398)	750
Other income, net	311	419	716	915

Income (loss) before income taxes	(14)	376	(682)	1,665
Income tax expense	158	129	270	405

Net income (loss)	$(172)	$247	$(952)	$1,260

Net income (loss) per weighted average share, basic	$(0.01)	$0.01	$(0.03)	$0.04
Net income (loss) per weighted average share, diluted	$(0.01)	$0.01	$(0.03)	$0.04

Weighted average shares, basic	31,773	30,729	31,728	30,688
Weighted average shares, diluted	31,773	32,840	31,728	32,634

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)

Assets
Current assets
Cash and cash equivalents	$28,014	$29,155
Short-term investments	29,628	35,218
Accounts receivable, net	34,112	36,702
Inventories, net	8,301	4,750
Other current assets	4,008	3,497

Total current assets	104,063	109,322

Long-term investments	74,363	59,472
Property and equipment, net	8,184	5,153

Total assets	$186,610	$173,947

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,819	$8,968
Accrued compensation	6,232	5,489
Accrued liabilities	1,583	1,261
Deferred revenues, current	30,294	25,668

Total current liabilities	46,928	41,386

Deferred revenues, non-current	16,234	12,529

Stockholders’ equity	123,448	120,032

Total liabilities and stockholders’ equity	$186,610	$173,947

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	For the Six Months
	Ended June 30,
	2010	2009

Operating activities
Net income (loss)	$(952)	$1,260
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	1,567	1,076
Stock-based compensation expense	2,962	2,075
Changes in operating assets and liabilities	7,785	1,071

Net cash provided by operating activities	11,362	5,482

Investing activities
Purchases of property and equipment	(4,598)	(1,857)
Purchases of investments	(57,851)	(54,119)
Proceeds from sales and maturities of investments	48,847	31,014

Net cash used in investing activities	(13,602)	(24,962)

Net cash provided by financing activities	1,099	633

Net decrease in cash and cash equivalents	(1,141)	(18,847)

Cash and cash equivalents, beginning of period	29,155	51,989

Cash and cash equivalents, end of period	$28,014	$33,142

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Operating income (loss):
GAAP operating income (loss)	$(325)	$(43)	(1,398)	750

Stock-based compensation expense:
Cost of product	18	12	33	26
Cost of support and services	49	75	89	138
Sales and marketing	757	544	1,372	893
Research and development	333	267	603	413
General and administrative	481	389	865	605

Total stock-based compensation expense	1,638	1,287	2,962	2,075

Non-GAAP operating income	1,313	1,244	1,564	2,825

Net income (loss):
GAAP net income (loss)	(172)	247	(952)	1,260
Add back: stock-based compensation expense	1,638	1,287	2,962	2,075

Non-GAAP net income	$1,466	$1,534	$2,010	$3,335

Non-GAAP net income per weighted average share, diluted, adjusted for stock-based compensation expense	$0.04	$0.05	$0.06	$0.10
Weighted average shares, diluted	32,607	32,840	32,792	32,634